                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                            ------------------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                  ------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   13-3781471
                               (I. R. S. EMPLOYER
                              IDENTIFICATION NO.)

        100 WALL STREET, NEW YORK, NY                              10005
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                            ------------------------

                           FOR INFORMATION, CONTACT:
                          DENNIS CALABRESE, PRESIDENT
                      U.S. BANK TRUST NATIONAL ASSOCIATION
                          100 WALL STREET, 16TH FLOOR
                               NEW YORK, NY 10005
                           TELEPHONE: (212) 361-2506

                            ------------------------

                            LNR PROPERTY CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      65-0777234
       (STATE OR OTHER JURISDICTION OF                       (I. R. S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

            760 N.W. 107TH AVENUE                                  33172
                  MIAMI, FL                                      (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                DEBT SECURITIES
================================================================================

ITEM 1.  GENERAL INFORMATION.

     Furnish the following information as to the trustee --

     (a) Name and address of each examining or supervising authority to which it is subject.

                   NAME                          ADDRESS
                   ----                          -------
Comptroller of the Currency                 Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

ITEM 16.  LIST OF EXHIBITS.

     Exhibit 1.    Articles of Association of U.S. Bank Trust National
                   Association.
     Exhibit 2.    Certificate of Authority to Commence Business for First
                   Trust of New York, National Association now known as U.S.
                   Bank Trust National Association, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No.
                   33-83774.
     Exhibit 3. Authorization of the Trustee to exercise corporate trust powers for First Trust of New York, National Association now known as U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 3 of Form T-1, Registration
                   No. 33-83774.
     Exhibit 4.    By-Laws of U.S. Bank Trust National Association.
     Exhibit 5.    Not applicable.
     Exhibit 6. Consent of First Trust of New York, National Association now known as U.S. Bank Trust National Association, required by
                   Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 33-83774.
     Exhibit 7.    Report of Condition of First Trust of New York, National
                   Association now known as U.S. Bank Trust National
                   Association, as of the close of business on December 31, 1997, published pursuant to law or the requirements of its supervising or examining authority.
     Exhibit 8.    Not applicable.
     Exhibit 9.    Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of April, 1998.

                                          U.S. BANK TRUST NATIONAL ASSOCIATION

                                          By: /s/ CARLOS R. LUCIANO

                                            ------------------------------------
                                            Carlos R. Luciano
                                            Trust Officer

                            SECRETARY'S CERTIFICATE

     I hereby certify that I am the Secretary of U.S. Bank Trust National Association, formerly First Trust of New York National Association, located in the City of New York, County of New York and State of New York, and that I have been duly appointed and am presently serving in that capacity in accordance with the bylaws of U.S. Bank Trust National Association. I further certify that the attached are a true and correct copy of Articles of Association of U.S. Bank Trust National Association.

     IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of March, 1998.

                                          /s/ PATRICK J. CROWLEY

                                          --------------------------------------
                                           Patrick J. Crowley
                                           Title: Secretary

                                U.S. BANK TRUST
                              NATIONAL ASSOCIATION

                            ARTICLES OF ASSOCIATION

     For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of Association:

     FIRST. The title of this Association shall be "U.S. Bank Trust National Association."

     SECOND. The main office of this Association shall be in the City, County and State of New York. The business of this Association will be limited to that of a national trust bank, and to support activities incidental thereto. This Association will not amend these Articles of Association to expand the scope of or alter its business beyond that stated in this Article Second without the prior approval of the Comptroller of the Currency. Prior to the transfer of any stock of the Association, the Association will seek the prior approval of the appropriate federal depository institution regulatory agency.

     THIRD. The board of directors of the Association shall consist of not less than five nor more than 25 persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of this Association with an aggregate par, fair market, or equity value of not less than $1,000.00, as of either (i) the date of purchase, (ii) the date the person became a director, whichever is more recent. Any combination of common or preferred stock of this Association or U.S. Bancorp may be used.

     Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number that (1) exceeds by more than two the number of directors last elected by shareholders where the number was fifteen or less; and
(2) exceeds by more than four the number of directors last elected by shareholders where the number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

     Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

     Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

     Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of this Association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of this Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

     FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the State in which this Association is located, on the next following banking day. If no election is held on the day fixed, or in event of a legal holiday, an election may be held on any subsequent day within sixty days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least ten-days advance notice of the meeting shall be given to the shareholders by first class mail.

     A director may resign at any time by delivering written or oral notice to the board of directors, its chairperson, or to this Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

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     A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

     FIFTH. The authorized amount of capital stock of this Association shall be 10,000 shares of common stock of the par value of one-hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the hoard of directors may from time to time fix.

     Unless otherwise specified in these Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of Association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

     Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than seventy days before the meeting.

     SIXTH. The board of directors shall appoint one of its members president of this Association and one of its members chairperson of the board. The board of directors shall also have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of this Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

     The board of directors shall have the power to:

           (1) Define the duties of the officers, employees, and agents of this Association.

           (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of this Association.

           (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions, consistent with applicable law.

           (4) Dismiss officers and employees.

           (5) Require bonds from officers and employees and to fix the penalty thereof.

           (6) Ratify written policies authorized by this Association's management or committees of the board.

           (7) Regulate the manner in which any increase or decrease of the capital of this Association shall be made; provided, however, that nothing herein shall restrict the power of shareholders to increase or decrease the capital of this Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

           (8) Manage and administer the business and affairs of this Association.

           (9) Adopt bylaws, not inconsistent with law or these Articles of Association, for managing the business and regulating the affairs of this Association.

          (10) Amend or repeal bylaws, except to the extent that the articles of Association reserve this power in whole or in part to shareholders.

          (11) Make contracts.

          (12) Generally to perform all acts that are legal for a board of directors to perform.

     SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the City of New York without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of this Association to any other location permitted under applicable law, without the approval of the shareholders, subject to approval by the Comptroller of the Currency.

     EIGHTH. The corporate existence of this Association shall continue until terminated according to the laws of the United States.

     NINTH. The board of directors of this Association, or any three (3) or more shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten, and no more than sixty, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by these Articles of Association or the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

     TENTH. Any action required to be taken at a meeting of the shareholders or directors or any action that may be taken at a meeting of the shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is placed on the writing, or such earlier data as is set forth therein.

     ELEVENTH. Meetings of the board of directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

     TWELFTH. Any person, such person's heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, whether civil or criminal or administrative, to which such person or such person's heirs, executors, or administrators shall be made a party by reason of such person being or having been a director, advisory director, officer, employee, or agent of the Association or of any firm, corporation, or organization which such person served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding: (1) as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of such person's duties to the Association; or which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the board of directors acting by vote of directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of directors; or (3) against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payment to this Association. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, such person's heirs, executors, or administrators, may be entitled as a matter of law.

     Such expenses actually incurred by such person in connection with such action, suit or proceeding may be paid by this Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such individual is not entitled to be indemnified by the Association. Prior to the advancement of any such expenses, the board of directors shall determine in writing that all of the following conditions are
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met: (1) such person has a substantial likelihood of prevailing on the merits;
(2) in the event such person does not prevail, such person will have the financial capability to reimburse this Association; and (3) payment of such expenses by this Association will not adversely affect the soundness of this Association. If at any time the board of directors believes, or should reasonably believe, that any of the above conditions are not met, this Association shall cease paying such person specifying the conditions under which such person shall reimburse this Association.

     The Association may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying its directors, advisory directors, officers, employees, or agents to the extent that such indemnification is allowed in this Article Twelfth. Such insurance shall not provide coverage of liability for any formal order issued by a regulatory authority assessing civil money penalties against a director, advisory director, officer, employee, or agent. Further, such insurance may, but need not be, for the benefit of all such directors, advisory directors, officers, employees or agents.

     THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. This Association's board of directors may propose one or more amendments to these Articles of Association for submission to the shareholders.

                                U.S. BANK TRUST
                              NATIONAL ASSOCIATION

                                     BYLAWS

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     Section 1.1. Annual Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of other business, shall be held at a time and place as the Chairman or President may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

     Section 1.2. Special Meetings. Except as otherwise specially provided by law, special meetings of the shareholders may be called for any purpose, at any time by a majority of the board of directors, or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

     Section 1.3. Nominations for Directors. Nominations for election to the board of directors may be made by the board of directors or by any shareholder.

     Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

     Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II

                                   DIRECTORS

     Section 2.1. Board of Directors. The board of directors (hereinafter referred to as the "board"), shall have power to manage and administer the business and affairs of the Association. All authorized corporate powers of the Association shall be vested in and may be exercised by the board.

     Section 2.2. Powers. In addition to the foregoing, the board of directors shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

     Section 2.3. Number. The board shall consist of a number of members to be fixed and determined from time to time by resolution of the board or the shareholders at any meeting thereof, in accordance with the Articles of Association.

     Section 2.4. Organization Meeting. The newly elected board shall meet for the purpose of organizing the new board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

     Section 2.5. Regular Meetings. The regular meetings of the board shall be held, without notice, as the Chairman or President may designate and deem suitable.

     Section 2.6. Special Meetings. Special meetings of the board may be called by the Chairman or the President of the Association, or at the request of two or more directors. Each member of the board shall be given notice stating the time and place of each such meeting.
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

     Section 2.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the board.

     Section 2.8. Vacancies. When any vacancy occurs among the directors, the remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

                                  ARTICLE III

                                   COMMITTEES

     Section 3.1. Advisory Board of Directors. The board may appoint persons, who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the business affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors, shall have such powers and duties as may be determined by the board, provided, that the board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

     Section 3.2. Audit Committee. The board shall appoint an Audit Committee which shall consist of at least two Directors of the Association or of an affiliate of the Association. If legally permissible, the Board may determine to name itself as the Audit Committee. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

     The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgment of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

     Section 3.3. Executive Committee. The board may appoint an Executive Committee which shall consist of at least three directors and which shall have, and may exercise, all the powers of the board between meetings of the board or otherwise when the board is not meeting.

     Section 3.4. Other Committees. The board may appoint, from time to time, committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such powers as either the Chairman or the President deems appropriate and proper.

     Whether appointed by the board, the Chairman, or the President, any such Committee shall at all times be subject to the direction and control of the board.

     Section 3.5. Meetings, Minutes and Rules. An advisory board of directors and/or committee shall meet as necessary in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

     Section 4.1. Chairman of the Board. The board may appoint one of its members to be Chairman of the board to serve at the pleasure of the board. The Chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the board.

     Section 4.2. President. The board may appoint one of its members to be President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the Board.

     Section 4.3. Vice President. The board may appoint one or more Vice Presidents who shall have such powers and duties as may be assigned by the board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the board in the absence of both the Chairman and President.

     Section 4.4. Secretary. The board shall appoint a Secretary, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, document and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board.

     Section 4.5. Other Officers. The board may appoint, and may authorize the Chairman or the President to appoint, any officer as from time to time may appear to the board, the Chairman or the President to be required or desirable to transact the business of the Association. Such officers shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by these Bylaws, the board, the Chairman or the President.

     Section 4.6. Tenure of Office. The Chairman or the President and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the Office of Chairman or President shall be filled promptly by the board.

     Any officer elected by the board or appointed by the Chairman or the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the board or, if such officer was appointed by the Chairman or the President, by the Chairman or the President, respectively.

                                   ARTICLE V

                                     STOCK

     Section 5.1. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                   ARTICLE VI

                                 CORPORATE SEAL

     Section 6.1. The Association shall have no corporate seal; provided, however, that if the use of a seal is required by, or is otherwise convenient or advisable pursuant to, the laws or regulations of any jurisdiction, the following seal may be used, and the Chairman, the President, the Secretary and any Assistant Secretary shall have the authority to affix such seal.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     Section 7.1. Execution of Instruments. All agreements, checks, drafts, orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by any officer of the Association, or such employee or agent as may be designated from time to time by the board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the Association. The provisions of this section are supplementary to any other provision of the Articles of Association or Bylaws.

     Section 7.2. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for the purpose. The minutes or each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

     Section 7.3. Trust Files. There shall be maintained in the Association files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     Section 7.4. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under law.

     Section 7.5. Notice. Whenever notice is required by the Articles of Association, the Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1. The association shall indemnify to the full extent permitted by, and in the manner permissible under, the Articles of Association and the laws of the United States of America, as applicable and as amended from time to time, any person made, or threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Association, or any predecessor of the Association, or served any other enterprise as a director or officer at the request of the Association or any predecessor of the Association.

     Section 8.2. The board in its discretion may, on behalf of the Association, indemnify any person, other than a director, advisory director, officer or employee, made a party to any action, suit or proceeding by reason of the fact that such person is or was an agent of the Association or any predecessor of the Association serving in such capacity at the request of the Association or any predecessor of the Association.

                                   ARTICLE IX

                      BYLAWS: INTERPRETATION AND AMENDMENT

     Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be amended, altered or repealed, at any regular or special meeting of the board.

     Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.

                            ------------------------

     I, Patrick J. Crowley, hereby certify that: (i) I am the duly constituted secretary of U.S. Bank Trust National Association (the "Association"), and secretary of its board of directors, and as such officer am the official custodian of its records; and (ii) the foregoing bylaws are the bylaws of the Association, and all of them are now lawfully in force and effect.

     I have hereunto affixed my official signature, in the City of New York, on the 30th day of March, 1998.

                                          /s/ PATRICK J. CROWLEY

                                          --------------------------------------
                                          Name: Patrick J. Crowley
                                          Title: Secretary

                                                                       EXHIBIT 7

                      U.S. BANK TRUST NATIONAL ASSOCIATION
            (FORMERLY FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION)

                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 12/31/97

                                                              12/31/97
                                                              --------
                                                              ($000'S)
ASSETS
  Cash and Due From Depository Institutions.................  $ 37,537
  Federal Reserve Stock.....................................     3,439
  Fixed Assets..............................................       698
  Intangible Assets.........................................    74,459
  Other Assets..............................................     6,072
                                                              --------
          Total Assets......................................  $122,205
                                                              ========
LIABILITIES
  Other Liabilities.........................................     8,020
                                                              --------
          Total Liabilities.................................     8,020
EQUITY
  Common and Preferred Stock................................     1,000
  Surplus...................................................   120,932
  Undivided Profits.........................................    (7,747)
                                                              --------
          Total Equity Capital..............................   114,185
          Total Liabilities and Equity Capital..............  $122,205
                                                              ========

     To the best of the undersigned's determination, as of this date the above financial information is true and correct.

                                          U.S. Bank Trust National Association

                                          By:

                                            ------------------------------------
                                            Trust Officer

Date: April 8, 1998

                                                                       EXHIBIT 7

                      U.S. BANK TRUST NATIONAL ASSOCIATION
            (FORMERLY FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION)
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 12/31/97

                                                              12/31/97
                                                              --------
                                                              ($000'S)
ASSETS
  Cash and Due From Depository Institutions.................  $ 37,537
  Federal Reserve Stock.....................................     3,439
  Fixed Assets..............................................       698
  Intangible Assets.........................................    74,459
  Other Assets..............................................     6,072
                                                              --------
          Total Assets......................................  $122,205
                                                              ========
LIABILITIES
  Other Liabilities.........................................     8,020
                                                              --------
          Total Liabilities.................................     8,020
EQUITY
  Common and Preferred Stock................................     1,000
  Surplus...................................................   120,932
  Undivided Profits.........................................    (7,747)
                                                              --------
          Total Equity Capital..............................   114,185
          Total Liabilities and Equity Capital..............  $122,205
                                                              ========

     To the best of the undersigned's determination, as of this date the above financial information is true and correct.

                                          U.S. Bank Trust National Association

                                          By: /s/ CARLOS R. LUCIANO

                                            ------------------------------------
                                            Carlos R. Luciano
                                            Trust Officer

Date: April 8, 1998